Exhibit 99.1
Bank of Commerce Holdings
For immediate release:
Bank of Commerce Holdings™ announces Third Quarter Cash Dividend $0.08
REDDING, California, September 17, 2008/ PR Newswire— Patrick J. Moty, President & CEO of Bank of Commerce Holdings (NASDAQ:BOCH), a $650 million financial services holding company, and parent company of Redding Bank of Commerce™, Roseville Bank of Commerce™, Sutter Bank of Commerce™ and Bank of Commerce Mortgage™ today announced a cash dividend of $0.08 per share for the third quarter.
The $0.08 per share quarterly cash dividend will be paid to shareholders of record as of September 30, 2008, payable on October 10, 2008.
BOCH is a NASDAQ National Market listed stock. Please contact your local investment advisor for purchases and sales. Investment firms making a market in BOCH stock are:
Howe Barnes Hoefer & Arnett Investment Inc. /
John T. Cavender
555 Market Street
San Francisco, CA (800) 346-5544
Raymond James Financial/ Geoff Ball
1805 Hilltop Drive, Suite 106
Redding, CA (800) 926-5040
Morgan Stanley/Rick Hill
310 Hemsted Drive, Suite 100
Redding, CA (800) 733-6126
Wachovia Securities/ Ken Myers, Rick Hansen
10466 Brunswick Road
Grass Valley, CA (888) 383-3112
Contact: Patrick J. Moty, President & CEO 530-722-3953
               Linda J. Miles, CFO 530-722-3955

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